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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Penske Motorsports, Inc., on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Penske Motorsports, Inc., for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP


Detroit, Michigan
February 12, 1999